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                                                                  Exhibit 10.27

                               EXECUTIVE AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 17th day of December, 1999, by and between GLOBAL MEDIA CORP., a Nevada corporation (the "Company"), and Jeff Mandelbaum (the "Executive").

                                    RECITALS

         The Company desires to retain the services of the Executive as its President on the terms and subject to the conditions set forth in this Agreement, and the Executive desires to make his services available to the Company on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

1.       EMPLOYMENT.

         1.1 GENERAL. The Company hereby agrees to employ the Executive as President during the Term of this Agreement on the terms and subject to the conditions contained in this Agreement, and the Executive hereby agrees to accept such employment on the terms and subject to the conditions contained in this Agreement. On the Commencement Date (as hereinafter defined), the Board of Directors shall resolve to increase the size of the Board of Directors by one director and appoint Executive to fill the resulting vacancy. During the Term (as hereinafter defined), so long as Executive is employed by the Company as its President, the Company agrees to nominate Executive for election to the Board of Directors at meetings of the Company's shareholders called for the election of directors. Executive agrees that if his employment as President is terminated for any reason whatsoever, he shall immediately resign from the Board of Directors. Payment of any Severance Benefits to which Executive may otherwise be entitled under Section 5.2 may be conditioned upon Executive's tender of such resignation.

         1.2 DUTIES OF EXECUTIVE. During the Term of this Agreement, the Executive shall diligently perform all duties and responsibilities as may be assigned to him by the Chairman of the Board and, to the extent not inconsistent with such duties and responsibilities as are assigned by the Chairman, those assigned by the CEO. The Executive shall devote his full business time and attention to the business and affairs of the Company as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. Further, during the Term, Executive will not, without Company's prior written consent, directly or indirectly engage in any employment, consulting, or other activity that would interfere or conflict with the performance of Executive's duties or obligations to Company or which would directly or indirectly compete with Company. Executive acknowledges that at least during the first year after the Commencement Date, he shall be required to spend a reasonable portion of his working time in the Company's Vancouver, B.C. headquarters to the extent not otherwise travelling on Company business.


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         2. COMMENCEMENT. Employment shall commence January 17, 2000 or such later date as the parties may mutually agree (not to exceed 30 days after January 17, 2000) in order to enable Executive to satisfy obligations to his current employer ("Commencement Date").

         3. TERM. Subject to Paragraph 4, below, the term of employment (the "Term") shall be for a period of two (2) years from the Commencement Date. ----

4.       COMPENSATION.

         4.1 SALARY. During the first year of the Term, Executive shall receive an annual salary of Three Hundred Thousand United States Dollars (US$300,000) ("Base Compensation") payable after the Commencement Date in installments consistent with the Company's normal payroll schedule on or about either the first or fifteenth day of the month, subject to all withholding as is legally required or directed by Executive. Executive's salary for the second year of the Term shall be reviewed by the Board of Directors of the Company and shall be no less than Base Compensation for the first year.

         4.2 MILESTONE BONUS. Executive shall be eligible for a bonus of up to One Hundred Thousand United States Dollars (US$100,000) per year, to be paid based upon achievement of goals and milestones, the terms and achievement of which shall be determined at the discretion of the Board of Directors.

         4.3 STOCK OPTIONS. In connection with the commencement of Executive's employment, the Company shall grant Executive an option to purchase 350,000 shares of Company's Common Stock at the current market value of the Common Stock as of the Commencement Date. The stock options shall vest at 20% on the Commencement Date, with an additional 20% vesting at the end of each full quarter of continuous service during the first year of the Term; provided, however, that if Executive's employment is terminated without Cause prior to the end of the first year of the Term, vesting of any unvested stock options shall be immediately and fully accelerated. The stock options shall be granted under the Company's 1999 Stock Option Plan and the Company's standard form option agreement (consistent with the terms described above), to be entered into as of the Commencement Date. Executive acknowledges that the grant of such options, Executive's exercise of such options, and the disposition of shares issued on exercise shall be subject to all requirements under the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         4.4 RESTRICTED STOCK SALES.

             (A) INITIAL STOCK SALE. On the Commencement Date, Michael Metcalfe, the principal shareholder of the Company ("Metcalfe"), will sell to Executive 500,000 shares of Company Common Stock owned by Metcalfe (the "Initial Stock") at a price per share of $0.01 and, on that date, the Executive will pay to Metcalfe the purchase price for the Initial Stock by cash or certified check. Executive acknowledges that (i) he will acquire the Initial Stock for investment only, not with a view to the distribution or other disposition thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Initial Stock shall be "restricted securities" within the meaning of Rule 144 under the Securities Act and the stock certificate evidencing the Initial Stock will bear customary restricted securities legends, (iii) Executive's holding period with respect to those shares under Rule 144(d) shall commence on the Commencement Date, (iv) such shares may not be sold or otherwise transferred (other than a


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transfer without consideration pursuant to Executive's will or the laws of intestacy) for a period of one (1) year after the Commencement Date (the "Initial Lockup Period"), (v) the Company is under no obligation to register such shares for public resale under the Securities Act at any time, (vi) the grant of such shares, Executive's holding of such shares and any disposition of such shares shall otherwise be subject to all requirements under the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder. The Initial Stock shall be held in escrow by the Company until the end of the Initial Lockup Period at which time, subject to the following sentence, such shares shall be released to Executive. In the event that Executive's employment is terminated at any time prior to the end of the Initial Lockup Period for Cause (as defined in Section 5.1) or due to Executive's Voluntary Termination (as defined in Section 5.1), such shares shall be subject to a right of repurchase, exercisable upon written notice to Executive within sixty (60) days following the effective date of such termination, and payment by cash or certified check to Executive of the repurchase price of $0.01 per share. The Initial Stock shall be sold pursuant to a mutually acceptable written agreement between Executive, Metcalfe and the Company, consistent with the foregoing terms, to be entered into on the Commencement Date (the "Restricted Stock Purchase Agreement").

             (B) ADDITIONAL STOCK SALE. On the first anniversary of the Commencement Date, Metcalfe will sell to Executive an additional 500,000 shares of Common Stock owned by Metcalfe (the "Additional Stock") at a price per share of $0.01 and, on that date, the Executive will pay to Metcalfe the purchase price for the Initial Stock by cash or certified check; provided, however, that if Executive's employment has been terminated for any reason prior to such date, Executive shall not be entitled to, and Metcalfe shall not have any obligation with respect to the sale of, the Additional Stock. Executive acknowledges that
(i) he will acquire the Additional Stock shares for investment only, not with a view to the distribution or other disposition thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Additional Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and the stock certificate evidencing the Additional Stock will bear customary restricted securities legends, (iv) Executive's holding period with respect to those shares under Rule 144(d) shall commence on the effective date of the sale of the Additional Stock by Metcalfe to Mandelbaum, (v) such shares may not be sold or otherwise transferred (other than a transfer without consideration pursuant to Executive's will or the laws of intestacy) for a period of one (1) year after the effective date of the of the sale of the Additional Stock (the "Extended Lockup Period"), (vi) the Company is under no obligation to register such shares for public resale under the Securities Act at any time, (vii) the grant of such shares, Executive's holding of such shares and any disposition of such shares shall otherwise be subject to all requirements under the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder. The Additional Stock shall be held in escrow by the Company until the end of the Extended Lockup Period at which time, subject to the following sentence, such shares shall be released to Executive. In the event that Executive's employment is terminated at any time prior to the end of the Extended Lockup Period for Cause (as defined in Section 5.1) or due to Executive's Voluntary Termination, such shares shall be subject to a right of repurchase, exercisable upon written notice to Executive within sixty (60) days following the effective date of such termination, and payment to Executive of the repurchase price of $0.01 per share. The sale of the Additional Stock shall be subject to the terms of the Restricted Stock Purchase Agreement referred to in Section 4.4(a) above.


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             4.5 VACATION. Executive shall be entitled to fifteen (15) business days paid vacation plus government holidays during the Initial Period and, if applicable, the Extended Period; provided that Executive agrees that he will not be entitled to more than ten (10) consecutive days vacation during any one year. Such vacation shall be taken at a time mutually convenient to Company and Executive. During each year of continuous service under this Agreement, up to five (5) days of unused vacation time may be accumulated and carried over to the succeeding year. In the event this Agreement is terminated by either Company or Executive, except for "Cause," Executive shall be paid for any unused vacation time from the current year (on a pro rata basis) plus any unused approved carry-over vacation time from the prior year.

             4.6 BENEFIT PLANS. During the Term of this Agreement, the Executive shall be entitled to participate in all perquisites and benefit plans adopted for the general benefit of the Company's executives, such as pension plans, profit sharing plans, medical plans, group or other insurance plans and benefits, if any, to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. In lieu of medical and dental benefits under Company plans, the Company may reimburse Executive for the cost of continuing coverage under Executive's prior employer for the maximum period allowable under COBRA.

             4.7 LIVING AND OTHER EXPENSES. For the first six months following the Commencement Date, Executive shall, at the Company's option, (i) be reimbursed for the reasonable rental cost of an apartment in Vancouver, British Columbia, or (ii) use of a corporate apartment in Vancouver, British Columbia. All other living expenses shall be Executive's responsibility. Executive shall be entitled to reimbursement of reasonable business expenses in accordance with Company policies in effect from time to time.

5.       TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

             5.1 TERMINATION OF EMPLOYMENT. Executive's employment may be terminated upon the occurrence of any of the following events, and subject to the following conditions:

                 A. TERMINATION FOR CAUSE. The Company may terminate Executive for Cause (as hereafter defined) which shall be effective immediately after the Company provides to the Executive written notice of such termination. For purposes of this Agreement, "Cause" means dishonesty, gross neglect of duties, conflict of interest, professional negligence, fraud or misrepresentation, refusal or repeated failure to carry out reasonable directives of the Chairman and CEO, conviction of or pleading guilty or no contest to a felony or crime involving moral turpitude, any material breach of this Agreement, or any other act or failure to act that, in the reasonable good faith business judgment of the Board of Directors, substantially impairs Company's business or reputation.

                 B. TERMINATION WITHOUT CAUSE. The Company may terminate
             Executive's employment without cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason. Termination without cause shall be immediately upon written notice to the Executive of such termination


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                 C. VOLUNTARY TERMINATION. Executive may terminate his
             employment with the Company at any time for any reason ("Voluntary Termination"). The effective date shall be at least ninety (90) days after written notice to the Company from Executive.

                 D. DEATH. Executive's employment will terminate immediately upon Executive's death.

                 E. DISABILITY. Executive's employment will terminate
             immediately upon Executive's Disability (as defined in paragraph
             5.3 below).

             5.2 COMPENSATION AND SEVERANCE BENEFITS.

                 A. TERMINATION UNDER ANY CIRCUMSTANCE. Upon termination of Executive's employment for any reason, Executive shall be paid at the next regularly scheduled pay period(s) for Base Compensation, Bonus Compensation, if any, which has been declared by the Board of Directors but is unpaid as of the date of termination, and vacation benefits to which Executive is entitled under
Section 4.5 above through the effective date of Executive's termination of employment. Except as specifically contemplated in Section 4.3, vesting of any unvested stock options held by Executive as of the date of Executive's termination of employment shall terminate as of the effective date of Executive's termination of employment. Executive shall have ninety (90) days from the effective date of termination to exercise any options that are vested as of the effective date of Executive's termination of employment (including any options for which vesting has been accelerated pursuant to Section 4.3), after which the options shall terminate.

                 B. SEVERANCE BENEFITS UNDER CERTAIN CIRCUMSTANCES. Executive shall be entitled to receive Severance Benefits (as hereinafter defined) upon termination of employment only to the extent specifically set forth below. Severance Benefits will consist of Base Compensation for the Severance Period (as defined below), and, except in the case of termination under Section 5.1(d), Company health insurance (or separate insurance providing comparable coverage) and other employee benefits, if any, in which Executive is participating at the time of termination of employment. Severance Benefits shall immediately cease upon Executive's acceptance of other employment.

                    I. VOLUNTARY TERMINATION. If Executive's employment
             terminates by Voluntary Termination with proper notice, then Executive shall be entitled to no Severance Benefits whatsoever.

                    II. INVOLUNTARY TERMINATION. If Executive's employment is
             terminated under Section 5.1(b) or (d) above (an "Involuntary Termination"), Executive (or his estate) will be entitled to receive Severance Benefits equal to the longer of (i) the remaining Term or (ii) ninety (90) days. Such payments shall be made ratably over the Severance Period according to the Company's standard payroll schedule.

                    III. TERMINATION FOR CAUSE. If Executive's employment is
             terminated for "Cause" Executive shall receive no severance benefits.



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                    5.3 DEFINITION OF DISABILITY. "Disability" shall mean that
             Executive has been unable to perform his duties hereunder as a result of his incapacity due to physical or mental illness, and such inability, which continues for at least 60 consecutive calendar days or 90 nonconsecutive days during any consecutive 12 month period after its commencement, and which is determined to be total and permanent by a physician selected by Company.

         6. AGREEMENT NOT TO COMPETE.

                    6.1 As used in this Agreement, "Competing Business" shall mean any business or enterprise that is engaged in (i) streaming media services or the sale or licensing of technologies related thereto, or (ii) consumer e-commerce or the sale or licensing of technologies related thereto.

                    6.2 The Executive agrees that Company is engaged in a highly competitive business in an international marketplace, and that during the Term of this Agreement and for a period of one year following the termination or expiration of his employment for any reason whatsoever, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service of or on behalf of others as a shareholder, director, officer, trustee, consultant, independent contractor, employee or agent, engage in, or be employed by, or solicit business for, or provide services to, any Competing Business, in North America.

         7. AGREEMENT NOT TO ESTRANGE CUSTOMERS. The Executive agrees that, during the Term of this Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not, without the prior written consent of the Company, either directly or indirectly attempt to or induce any actual or prospective client or customer of the Company to cease to do business or to reduce or limit its business with Company or any of its subsidiaries or affiliates. A prospective customer is one with whom Company or its subsidiaries or affiliates have had discussion or contact during the Term of this Agreement, or with whom Executive has been notified that the Company or its subsidiaries or affiliates are contemplating doing business.

         8. AGREEMENT NOT TO ESTRANGE PERSONNEL. The Executive agrees that during the Term of this Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or attempt to solicit, divert or in any way induce any person employed by the Company or any subsidiary or affiliate to discontinue or reduce employment or association therewith, whether or not such person is a full time employee, consultant, contractor, or temporary employee of the Company or any subsidiary or affiliate and whether or not such employment is for a determined period or is at will.

         9. AGREEMENT NOT TO ESTRANGE SUPPLIERS AND VENDORS. The Executive agrees that during the Term of the Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or attempt to induce any supplier, vendor or other provider to discontinue or limit its association with the Company or any subsidiary or affiliate thereof.



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         10. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION.

             10.1 Company and Executive contemplate, that during the period of this Agreement, Executive will be assisting in the development of new business strategies, products, and services, and will gain access to confidential and proprietary information of the Company. As used in this Agreement, "Confidential Information" includes all material and information that is considered confidential or a trade secret of Company under RCW 19.108, the value of which arises from the fact that it is not generally known to others who might be able to benefit from it, and also includes but is not limited to customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and information concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, created or obtained by or furnished, disclosed or disseminated to the Executive, or obtained, assembled or compiled by the Executive or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company.

             10.2 The Executive acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of the Executive's employment with the Company, as a prior condition to the Executive's receipt of any final salary or benefit payments hereunder, the Executive shall deliver to the Company all property belonging to the Company or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession, but any forfeiture of such salary or benefit shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Executive which may accrue to the Company, as a result of any breach of this Section 9 by the Executive.

             10.3 The Executive agrees that he will not, either during the Term of this Agreement or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Executive's duties hereunder.

         11. INVENTIONS AND WORK PRODUCT. The Executive shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements, valuable discoveries, marketing or other plans, customer lists, or ideas (including but not limited to manuals, software, training programs, databases, techniques, improvements, and other developments), and all tangible manifestations thereof, whether patentable or not that are conceived or made by the Executive, solely or jointly with another, during the Term of this Agreement and that are related to the business or activities of the Company regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." The Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee, excepting only to the extent that the invention is one for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless


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(a) the invention relates (i) directly to the business of the Company, or (ii)
to the Executive's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Executive for the Company. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         12. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 6, 7, 8 or 9 in this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction as to Executive.

         13. ENFORCEABILITY. Any provision of Sections 5, 6, 7, 8 and 9 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. REMEDIES. Executive recognizes and agrees that the obligations in Sections 6, 7, 8, 9, 10, and 11 are the essence of this Agreement, and are reasonable and necessary to protect the legitimate business interest and goodwill of Company. Executive acknowledges that the restrictions placed upon him by these provisions do not unreasonably interfere with his ability to earn a living during the restricted period.

                    A. INJUNCTION. It is recognized and hereby acknowledged and admitted by Executive that a breach by the Executive of any of the covenants contained in Sections 6, 7, 8, 9, 10 or 11 of this Agreement will, cause immediate and irreparable harm and damage to the Company and that Company's ability to seek monetary damages, including liquidated damages, is not sufficient to prevent such irreparable harm. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 6, 7, 8, 9, 10 or 11 of this Agreement by the Executive or any of his affiliates, associates, partners, or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

                    B. LIQUIDATED DAMAGES. In the event that Executive violates paragraph 6 of this Agreement, Executive agrees that, in addition to Company's right to injunctive relief, Executive will pay liquidated damages if any Company clients or customers begin doing business with any person, business, or other entity to whom Executive has provided services in violation of this Agreement. The parties agree that Executive will pay to Company thirty-five percent (35%) of the gross of any and all fees paid to or incurred by any such customers or clients


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             to any such person, business, or entity during the thirty-six (36)
             months after Executive leaves the employ of Company. In the event that Executive violates paragraph 8 of this Agreement, Executive agrees that, in addition to Company's right to injunctive relief, Executive will pay liquidated damages equal to one-half (1/2) the annual compensation payable any employee, consultant, or contractor who leaves or, on a pro rata basis reduces, his or her employment with Company due to Executive's conduct. The parties agree that these amounts are not intended to be a penalty, but rather represent a reasonable forecast of the actual damages that would be suffered by Company, which would otherwise be incapable or very difficult to ascertain.

         15. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three (3) days after sent by registered or certified United States mail, return receipt requested, postage prepaid, or the next business day following dispatch by a reputable overnight courier service, addressed as follows,

                  (i)      If to the Executive:

                           ---------------------
                           ---------------------
                           ---------------------

                  (ii)     If to the Company

                           Global Media Corp.

                           Attn: Chief Financial Officer and Chairman of the Board 400 Robson Street Vancouver, British Columbia V6B 2B4 Canada

or to such other addresses as either party hereto may from time to time give notice of to the other party hereto in the aforesaid manner.

         17. ASSIGNMENT. Executive agrees that his obligations under this Agreement are in the nature of requiring his personal service, and that he will not assign, sell, transfer, or delegate any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. The Company shall have the right to assign its rights and obligations under this Agreement to any or all of its qualifying subsidiary or affiliated companies, or the majority owner of Company or any of its affiliated or subsidiary companies.

         18. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto


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and their respective heirs, executors, personal representative, legal representative, successors and assigns, any rights or remedies under or by reason of this Agreement.

         19. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

         20. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement or any put thereof shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted. If such invalidity is caused by length of time or size of area or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         21. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Washington, excluding the choice of law rules thereof. The Company and the Executive each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Washington in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum. that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         22. RESOLUTION OF CLAIMS.

                    A. ARBITRATION. A claim by either party for breach or
                  enforcement of a provision of this Agreement and any other claim or dispute related to or arising out of Executive's employment by Company is subject to binding arbitration, and the parties hereby waive their right to jury trial. The arbitration shall be conducted through the American Arbitration Association ("AAA"), and held before such arbitrator as the parties may agree or, if they are unable to do so, to be selected by obtaining nine proposed arbitrators from AAA and alternatively striking names (Executive shall strike first) until one name remains. The arbitration shall be conducted in Seattle, Washington according to the AAA Commercial Arbitration Rules then in effect. A claim may be initiated by either party by submitting a written claim to AAA, with a copy to the other party. The decision of the arbitrator shall be final and conclusive, and the parties waive the right to trial de novo or appeal, excepting only for the purpose of enforcing the arbitrator's decision, for which purpose the parties agree that the Superior Court for King County, Washington shall have jurisdiction. The substantially prevailing party will be entitled to recover reasonable attorneys' fees and costs of the arbitration and any action necessary for enforcement, the amount of the award to be determined by the arbitrator and court, respectively. This arbitration provision


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                  shall not apply to any claims for benefits under a benefits plan that contains an arbitration provision.

                    B. TEMPORARY RESTRAINING ORDER / INJUNCTION. Irrespective of
                  the foregoing, Company may, at its option, proceed directly to King County Superior Court to seek a temporary restraining order, preliminary injunction, and/or other injunctive relief for any violations by Executive of paragraphs 5, 6, 7, 8, 9, and 10. The substantially prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

         23. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Company and the Executive. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right therein, or shall affect the right of the Company thereafter to enforce each and every provision of, power or privilege, or be construed as a waiver of any default or as any acquiescence this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

         24. CONFIDENTIALITY OF AGREEMENT. The terms of this Agreement shall be held in confidence by each of the parties and shall not be disclosed by either party without the other party's consent, except to the extent that disclosure is required by applicable law, including the rules and regulations of the Securities and Exchange Commission, or by order of a court of competent jurisdiction.

         25. BOARD APPROVAL. The Company represents and warrants to Executive that the terms of this Agreement have been approved by the Company's Board of Directors prior to its execution by the Company.

         26. OBLIGATIONS TO OTHERS. Executive represents that his employment by the Company and the performance of services hereunder will not result in a breach of any non-competition or similar obligations to any former employer or other party. Executive agrees that in the course of his employment with the Company, he will not use, disclose or otherwise make available to the Company any information, documents or other items which Executive may have received from any other person (such as a former employer) and which Executive is prohibited from so using or making available (whether by reason of any contract, court order, law or other legal obligation by which Employee is bound).

         27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way, unless by a written instrument signed by both the Company and the Executive.



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



         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                     GLOBAL MEDIA CORP.

                                                     By: /s/ Rob Fuller
                                                        ---------------------
                                                     Name: Rob Fuller
                                                          -------------------
                                                     Title: CEO
                                                           ------------------


                                                     EXECUTIVE:

                                                     /s/ Jeff Mandelbaum
                                                     ---------------------
                                                     JEFF MANDELBAUM

                                                     By signing below, the
                                                     undersigned acknowledges
                                                     and agrees to be bound by
                                                     the provisions of Section
                                                     4.4 of this Agreement (and
                                                     solely those provisions):

                                                     /s/ Michael Metcalfe
                                                     ---------------------
                                                     MICHAEL METCALFE

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